Registration  No.  333-
                       --------
As  filed  with  the  Securities  and  Exchange  Commission on February 14, 2005

                                UNITED  STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                             WORLD GOLF LEAGUE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                              59-3617006
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION)

                       2139 WEST STATE ROAD 434, SUITE 101
                             LONGWOOD, FLORIDA 32779
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            2004 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                               MICHAEL S. PAGNANO
                                    PRESIDENT
                       2139 WEST STATE ROAD 434, SUITE 101
                            LONGWOOD, FLORIDA  32779
               (NAME AND ADDRESS OF AGENT FOR SERVICE OF PROCESS)
                                 (407) 331-6272
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                         CALCULATION OF REGISTRATION FEE
                                         -------------------------------


TITLE  OF  SECURITIES     AMOUNT  TO  BE        PROPOSED  MAXIMUM       PROPOSED MAXIMUM         AMOUNT  OF
TO  BE  REGISTERED        REGISTERED            OFFERING PRICE          OFFERING                 REGISTRATION
                                                PER  SHARE              PRICE  (1)               FEE

Common  Stock,
$.001  par  value        150,000,000  (2)       $.0091                  $1,365,000               $172.94


1. This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of February 9, 2005, a date within five business days prior to the filing of this registration statement.

2. These 150,000,000 shares have been duly authorized for issuance under the Registrant's 2004 Stock Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The following documents filed with the United States Securities and Exchange Commission (the "Commission") by us are incorporated herein by reference as of their respective dates:

     REPORT  ON  FORM          DATE  FILED          FOR  THE  PERIOD  ENDED

     10-KSB               April  14,  2004          December  31,  2003
     12b-25               May,  14,  2004           March  31,  2004
     10-QSB               May  24,  2004            March  31,  2004
     12b-25               August  16,  2004         June  30,  2004
     10-QSB               August  24,  2004         June  30,  2004
     10-KSB/A             September  30,  2004      December  31,  2003
     12b-25               November  15,  2004       September  30,  2004
     10-QSB               November  22,  2004       September  30,  2004
     8-K                  November  30,  2004       NA
     8-K/A                December  6,  2004        NA
     8-K/A                December  8,  2004        NA
     8-K                  February  2,  2005        NA

     Our Registration Statement on Form SB-2, filed with the Commission on February 3, 2005, is also incorporated herein by reference as of the date of
         ----
its  filing.

     All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing such documents.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM  5.  INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL.

     Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS.

     We are a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances. Our Certificate of Incorporation, as amended, and Bylaws, as amended, provide for such indemnification to the fullest extent permitted by the GCL. In addition, we have agreed to indemnify our directors and executive officers to the fullest extent permitted by the GCL. We also have agreed that, in the event we are not able to indemnify our directors and executive officers (other than for circumstances under which such persons are not entitled to indemnification), we shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and settlement amounts paid or to be paid by any of our directors or executive officers we and such person are jointly liable.

     Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had not reasonable cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.  EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     The undersigned registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Services (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM  9.  UNDERTAKINGS.

     (a)  The  undersigned  registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase of decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs
               (a)(1)(i) and (a)(1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
               Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longwood, and State of Florida, on this 14th day of February 2005.

                                        WORLD  GOLF  LEAGUE,  INC.

                                        BY: /s/ MICHAEL  S.  PAGNANO
                                             PRESIDENT

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Michael S. Pagnano as his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents may lawfully do or cause to be done by virtue hereof.


SIGNATURE                           TITLE                                               DATE
/s/  Michael  S.  Pagnano           President  (Principal  Executive  Officer)          February  11,  2005
--------------------------          and  Director
Michael  S.  Pagnano


/s/Michael S. Pagnano                Principal  Accounting  Officer,                    February  11,  2005
-------------------------            Principal  Financial  Officer
Michael  S.  Pagnano


/s/  King  Simmons                   Director                                           February  11,  2005
------------------------
King  Simmons


                                  EXHIBIT INDEX

                             WORLD GOLF LEAGUE, INC.

                            2004 STOCK INCENTIVE PLAN

EXHIBIT  NO.              EXHIBIT

4                         2004  Stock  Incentive  Plan

5                         Opinion  of  Rocke,  McLean  &  Sbar,  P.A.

23.1                      Consent of Ham Langston & Brezina, LLC., Certified
                          Public Accountants

23.2                      Consent  of Rocke, McLean & Sbar, P.A.(contained in
                          Exhibit  5  hereto)

24 Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

                                    EXHIBIT 4

                             WORLD GOLF LEAGUE, INC.
                            2004 STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS
                                -----------------

                                                                 Page

Section  1.     Purpose  1                                    .     2

Section  2.     Definition                                          2

Section  3.     Administration                                      5

Section  4.     Shares  Subject  to  the  Plan                      6

Section  5.     Eligibility                                         7

Section  6.     Stock  Options                                      7

Section  7.     Stock  Appreciation  Right                         10

Section  8.     Restricted  Stock                                  12

Section  9.     Performance  Awards                                13

Section  10.    Other  Stock  Unit  Awards                         14

Section  11.    Termination  of  Awards                            14

Section  12.    Transferability  of  Awards                        15

Section  13.    Change  in  Control                                16

Section  14.    Amendments  and  Termination                       18

Section  15.    General  Provisions                                18

Section  16.    Term  of  Plan                                     20

                             WORLD GOLF LEAGUE, INC.
                            2004 STOCK INCENTIVE PLAN

     World Golf League, Inc., a Delaware corporation (the "Company"), hereby establishes World Golf League, Inc. 2004 Stock Incentive Plan (the "Plan"), effective as of the Effective Date.

     SECTION 1. PURPOSE. The purposes of the Plan are to encourage directors, officers, employees, consultants and advisors of the Company and its Affiliates to acquire an ownership interest in the growth and performance of the Company and to increase their incentive to contribute to the Company's future success, thus enhancing the value of the Company for the benefit of stockholders, and enhancing the ability of the Company and its Affiliates to attract and retain individuals upon whom, in large measure, the progress, growth and profitability of the Company depends.

     SECTION 2. DEFINITIONS. The following terms have the meanings set forth below:

     "AFFILIATE" means any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

     "AWARD" means any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit or Other Stock Unit Award.

     "AWARD AGREEMENT" means the written agreement or instrument by which every Award is evidenced.

     "BOARD"  means  the  Board  of  Directors  of  the  Company.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time. References to a specific section of the Code shall also refer to any successor provision, and any regulations promulgated under such section or successor provision.

     "COMMITTEE"  means  the  Stock  Option  Committee  of  the  Board.

     "COMPANY"  means  The  World  Golf  League,  Inc.,  a Delaware corporation.

     "EFFECTIVE DATE" means January 19, 2005, the date this Plan was adopted by the Board; provided, however, that if the Plan is not approved by a majority of the stockholders present and voting at an annual meeting of the stockholders of the Company on or before January 19, 2006, this Plan shall not be effective and this Plan and any Award theretofore made under this Plan shall be void.

     "EMPLOYEE" means any officer, director, employee, consultant or advisor of the Company or of any Affiliate, provided, however that in order for any consultant or advisor to receive any Award hereunder, (a) such consultant or advisor must (i) be a natural person and (ii) provide bona-fide services to the Company and (b) such services shall not (i) be in connection with the Company's sale of securities in a capital-raising transaction or (ii) directly or indirectly promote or maintain a maintain a market for the Company's securities.

     "EXCHANGE  ACT"  means  the  Securities  Exchange  Act  of  1934.

     "FAIR MARKET VALUE" means, with respect to a Share, (i) the closing price of the Shares on the NYSE or any other national stock exchange on which the Shares are then traded, or if no such reported sale of Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Shares are not listed for trading on a national securities exchange or authorized for quotation on the NYSE, the average of the closing bid and asked prices as reported by the NASD or, if no such prices shall have been reported for such date, on the next preceding date for which such prices were so reported.

     "INCENTIVE STOCK OPTION" means an Option granted pursuant to Section 6(h) that is intended to meet the requirements of Section 422 of the Code.

     "INCLUDING"  means  including  without  limitation.

     "LIMITED RIGHT" means an SAR which is exercisable only for a limited period after a Change in Control as provided in Section 7(f).

     "MATURE SHARES" means Shares to which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

     "NONSTATUTORY STOCK OPTION" means an Option granted to a Participant pursuant to Section 6 that is not intended to be an Incentive Stock Option.

     "NASD"  means  the  National  Association  of  Securities  Dealers.

     "NYSE"  means  the  New  York  Stock  Exchange.

     "OPTION" means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

     "OPTIONEE" means any Participant to whom an Option has been granted under the Plan.

     "OPTION PRICE" means the per share purchase price of Shares subject to an Option.

     "OTHER STOCK UNIT AWARD" means any right granted to a Participant by the Committee pursuant to Section 10.

     "PARTICIPANT" means an Employee who is selected by the Committee to receive an Award under the Plan.

     "PERFORMANCE AWARD" means any Award of Performance Shares or Performance Units pursuant to Section 9.

     "PERFORMANCE PERIOD" means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

     "PERFORMANCE SHARE" means any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

     "PERFORMANCE UNIT" means any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

     "PERMITTED TRANSFEREE" means, in respect of any Participant, any member of the Immediate Family of such Participant, any trust of which all of the primary beneficiaries are such Participant or members of his or her Immediate Family, or any partnership of which all of the partners are such Participant or members of his or her Immediate Family. The "IMMEDIATE FAMILY" of a Participant means the Participant's spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews.

     "PERSON" means any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or government or political subdivision thereof.

     "RESTRICTED STOCK" means any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may specify.

     "RESTRICTED  STOCK  AWARD"  means  an Award of Restricted Stock pursuant to
Section  8.

     "SAR" means any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, an amount equal to the number of Shares with respect to which the right is granted multiplied by the excess of
(i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise, over (ii) the grant price of the right as specified by the Committee.

     "SHARES"  means  shares  of  the  common  stock  of  the  Company.

     SECTION  3.  ADMINISTRATION.

     (a) GENERAL. The Plan is administered by the Committee. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. The Committee may appoint agents (who may be Employees) to assist in the administration of the Plan, and may authorize such persons to execute agreements or other documents on its behalf. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Award.

     (b) POWER AND AUTHORITY OF COMMITTEE. The Committee shall have full power and authority, in its sole discretion subject to the provisions of the Plan, to:

          (i) determine the Employees to whom Awards may from time to time be granted;

          (ii) determine the type or types of Award to be granted to each Participant;

          (iii) determine the number of Shares or other amount to be covered by each Award, subject to the limitations of Section 4.

          (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award;

          (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended;

          (vi) determine whether, to what extent and on what terms and conditions cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred, either automatically or at the election of the Participant;

          (vii) determine the existence or nonexistence of any fact or status relevant to Awards or the rights of Participants thereunder, including whether a Termination of Employment occurs by reason of cause, retirement, death or disability;

          (viii) construe and interpret the Plan, any Award Agreement, and any other instrument or agreement entered into under the Plan;

          (ix) adjust performance award criteria or the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles;

          (x) make such other determinations and waive such requirements as may be required or permitted by Sections 6, 7, 8, 9, 10 and 11 or other provisions of the Plan;

          (xi) administer the Plan and establish such rules and regulations, approve and prescribe such forms, and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

          (xii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect;

          (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

     In making such determinations, the Committee may take into consideration the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its Affiliates and such other factors which the Committee may deem relevant in accomplishing the purposes of the Plan. The Committee's determinations under the Plan need not be uniform. The Committee may make such determinations selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Decisions of the Committee shall be final and binding upon all Persons.

     SECTION  4.  SHARES  SUBJECT  TO  THE  PLAN.

     (a) AGGREGATE LIMIT. Subject to adjustment as provided in Section 15(h), a total of 150,000,000 Shares are reserved for grant pursuant to Awards under the Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. Shares shall be charged against the foregoing limit upon the grant of each Award (other than a Performance Unit or Other Stock Unit not denominated in Shares), but if such Shares are thereafter forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares so forfeited or related to the terminated portion of such Award shall be restored to the foregoing limit and shall again be available for Awards under the Plan. If Shares are applied to pay the Option Price upon exercise of an Option or to pay federal, state and local taxes upon exercise of an Option or other receipt of payment under an Award, the Shares so applied shall be added to the foregoing limit and shall be available for Awards under the Plan.

     (b) INDIVIDUAL ANNUAL LIMITS. Awards to any one individual in any one calendar year are subject to the following limits:

          (i) OPTIONS. The maximum number of Shares with respect to which Options may be granted during a calendar year to any Participant is 40,000,000;

          (ii) SARS. The maximum number of SARs that may be granted during a calendar year to any Participant is 1,000,000;

          (iii) AGGREGATE OPTIONS AND SARS. The sum of the number of Shares with respect to which Options may be granted and the number of SARs that may be granted in total during a calendar year to any Participant is 40,000,000; and

          (iv) OTHER SHARE-DENOMINATED AWARDS. The maximum number of Shares with respect to which Restricted Stock, Performance Shares, and Other Stock Units denominated in Shares in total may be granted during a calendar year to any Participant is 40,000,000.

     SECTION 5. ELIGIBILITY. The Committee may grant Awards to any Employee (excluding any member of the Committee). An Employee may be granted more than one Award, but only on the terms and subject to the restrictions hereinafter set forth.

     SECTION  6.  STOCK  OPTIONS.

     (a) ISSUANCE. The Committee may grant Options to Participants either alone or in addition to other Awards granted under the Plan.

     (b) AWARD AGREEMENTS. Each Option shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The Committee may require that any Participant shall, as consideration for the grant of the Option, agree in writing to remain in the employ of the Company or of one of Affiliates, at the pleasure of the Company or of such Affiliate, for at least one year from the date of the granting of such Option or until earlier termination of the Participant's employment effected or approved by the Company or by such Affiliate, in which event if the Participant violates such agreement, any Options still held by such person at the time of such violation shall automatically terminate. The Committee may waive this requirement in the case of any Participant. Any Option shall also be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

     (c) DATE OF GRANTING OF OPTIONS. The date of grant of all Options shall be the date designated by the Committee as the date of grant, provided that in no event shall the date of grant be earlier than the date on which the Committee approves the grant.

     (d) OPTION PRICE. The Option Price per Share shall be determined by the Committee in its sole discretion; provided that the Option Price shall not be less than 100% of the Fair Market Value of a Share on the date of the grant of the Option.

     (e) OPTION PERIOD. The term of each Option shall be fixed by the Committee in its sole discretion and set forth in the Award Agreement, provided that the Option and any related SAR shall not be exercisable after the expiration of 10 years from the date the Option was granted.

     (f) EXERCISABILITY. Options shall be exercisable either in full or in installments at such time or times as determined by the Committee at or subsequent to grant, and set forth in the Award Agreement; provided that the Committee may in its sole discretion subsequent to grant waive any restriction on the exercise of an Option.

     (g) METHOD OF EXERCISE. An Option shall be exercised by the delivery to the Company (or an agent of the Company) during the period in which such Option is exercisable of (x) written notice of exercise in a form acceptable to the Committee for a specific number of Shares subject to the Option and (y) payment in full of the Option Price of such specific number of Shares. Payment for the Shares with respect to which an Option is exercised may be made by any one or more of the following means:

          (i)  cash,  negotiable  personal  check  or electronic funds transfer;

          (ii) the Committee in its sole discretion may permit payment through tender of Mature Shares, valued at their Fair Market Value on the date of exercise; provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment;

          (iii) the Committee in its sole discretion may permit payment by submitting acceptable certification to the Committee of the ownership of Mature Shares, valued at their Fair Market Value on the date of exercise; in which event the Shares issued to the Optionee for the portion of any Option so exercised by shall not exceed the number of Shares covered by the such portion of the Option less the number of Shares for which proof of ownership is submitted in full or partial payment; or

          (iv) the Committee in its sole discretion may permit payment through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Committee, the amount of federal, state, local or foreign withholding taxes payable by Optionee by reason of such exercise.

     (h) INCENTIVE STOCK OPTIONS. At the time of the grant of any Option, the Committee may designate in the Award Agreement that such Option shall be an Incentive Stock Option, which shall be subject to the following terms and conditions.

          (i) OPTION TERM. The term of an Incentive Stock Option shall not exceed 10 years (five years in the case of a 10% Owner) from the grant date, and shall be subject to earlier termination as provided in the Plan or in the applicable Award Agreement.

          (ii) OPTION PRICE. The Option Price of an Incentive Stock Option shall
(1) not be less than 100% of the Fair Market Value on the grant date of the Shares subject to the Option, or (2) in the case of a 10% Owner, not be less than 110% of the Fair Market Value on the Grant Date of the Shares subject to the Options.

          (iii) $100,000 LIMIT. The aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or of any parent or subsidiary corporation of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code. To the extent the $100,000
Limit  is  exceeded,  such  Option  shall  be  deemed to be a Nonstatutory Stock
Option.

          (iv) GRANT DATE. Each Incentive Stock Option shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company.

          (v) DISQUALIFYING DISPOSITION. Each Incentive Stock Option shall require the holder of Shares issued upon exercise of such Incentive Stock
Options to notify the Committee of any disposition of such Shares under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

          (vi) NONTRANSFERABILITY. Notwithstanding Section 12, a Participant may not transfer an Incentive Stock Option otherwise than upon death by will or under the applicable laws of descent and distribution or by designation of a beneficiary pursuant to Section 12(a); and during the lifetime of the Participant only the Participant may exercise an Incentive Stock Option.

          (vii) OTHER REQUIREMENTS. The terms of any Incentive Stock Option shall comply in all respects with the provisions of Section 422 of the Code.

          (viii) OTHER TERMS AND CONDITIONS. Except as otherwise provided in this subsection, all the provisions of the Plan shall apply to Incentive Stock Options.

     (i) FORM OF SETTLEMENT. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

     (j) DISCRETIONARY SHARE WITHHOLDING. The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option by delivering Shares in payment of the exercise price, or an exercise of an SAR for stock, or upon the lapse of restrictions on Restricted Stock received upon the exercise of an Option (the date on which such exercise occurs or such restrictions lapse hereinafter referred to as the "Tax Date"), the Optionee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare ("FICA") taxes, up to the Optionee's marginal tax rate, by one or both of the following methods:

          (i) delivering part or all of the payment in previously-owned Mature Shares (which shall be valued at their Fair Market Value on the Tax Date);

          (ii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option, upon exercise of an SAR for stock, or upon the lapse of restrictions on Restricted Stock, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld.

     The Committee in its sole discretion may provide that the amount of tax withholding to be satisfied by withholding Shares from the Option exercise shall be the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law, or shall be the entire amount of taxes, including FICA taxes, required to be paid by Optionee under federal, state and local law. An election by Optionee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, cash must be delivered to satisfy all tax withholding requirements.

     SECTION  7.  STOCK  APPRECIATION  RIGHTS.

     (a) ISSUANCE. The Committee may grant SARs to Participants either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Section 6. Any SAR related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any SAR related to an Incentive Stock Option must be granted at the same time such Option is granted. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

     (b) AWARD AGREEMENTS. Any SAR granted to a Participant under the Plan shall be evidenced by an Award Agreement in such form and the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee.

     (c) GRANT PRICE. The grant price of a SAR shall be determined by the Committee in its sole discretion; provided that the grant price shall not be less than the lesser of 100% of the Fair Market Value of a Share on the date of the grant of the SAR, or the Option Price under the Nonstatutory Stock Option to which the SAR relates.

     (d) EXERCISE AND PAYMENT. Upon the exercise of SARs, an Optionee shall be entitled to receive the value thereof. The Fair Market Value of a Share on the date of exercise of SARs shall be determined in the same manner as the Fair Market Value of a Share on the date of grant of an Option is determined. SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. Unless the Award Agreement provides otherwise or reserves to the Committee or the Participant or both the right to defer payment, the Company shall make payment in respect of any SAR within five days of the date the SAR is exercised. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

     (e)  GRANT  OF  LIMITED  RIGHTS.

          (i) The Committee in its sole discretion may grant Limited Rights upon or after the grant of any Option under the Plan. Each Limited Right shall be identified with a share of Stock subject to an Option of the Optionee. The number of Limited Rights granted to a Optionee shall equal the number of Shares subject to the Option with which such Limited Rights are identified. Upon the exercise, expiration, termination, forfeiture, or cancellation of an Optionee's Option, the Optionee's associated Limited Rights shall terminate.

          (ii) Limited Rights shall become exercisable upon the occurrence of a Change of Control. Limited Rights shall be exercised by delivery to the Company, within 90 days after the date of such Change of Control, of written notice of intent to exercise specific Limited Rights. The exercise of Limited Rights shall result in the cancellation of the Option with which such Limited Rights are identified, to the extent of such exercise.

          (iii) The Company shall notify all Optionees of the occurrence of a Change of Control promptly after its occurrence, but any failure of the Company so to notify shall not deprive any Optionee of any rights that accrued as a result of a Change of Control. Any such failure of the Company shall, if an Optionee does not otherwise know of the Change of Control, automatically extend the 90-day period specified above until 90 days after the Company notifies such Optionee or such Optionee otherwise knows of the Change of Control, whichever first occurs, but in no event beyond the maximum term of the identified Option specified in the applicable Award Agreement.

          (iv) Within five business days after the exercise of any Limited Rights, the Company shall pay to the Optionee, in cash (except that the Committee may cause the Company to pay such amount in Shares if it determines that a payment in cash would cause transaction to be ineligible for pooling of interests accounting), an amount equal to the difference between (A) the Change of Control Value, and (B) the Option Price of the Option.

          (v) "Change of Control Value" means the greater of (A) the highest Fair Market Value of a Share during the 180-day period preceding the date of the Company's receipt of notice of exercise of Limited Rights, or (B) the cash amount (or fair cash value, as determined by the Committee in its sole discretion, of consideration other than cash), payable in respect of a Share to holders of Shares in connection with the Change of Control.

     (g) OTHER LIMITATIONS. The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee's sole discretion, are necessary or desirable in order for Participants to qualify for an exemption from Section 16(b) of the Exchange Act.

     SECTION  8.  RESTRICTED  STOCK.

     (a) ISSUANCE. The Committee may issue Restricted Stock Awards to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The granting of Restricted Stock shall take place on the date the Committee determines to grant the Restricted Stock.

     (b) REGISTRATION. Any Restricted Stock may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, and shall be held in escrow by the Company. The Participant shall execute a stock power or powers assigning the Shares of Restricted Stock back to the Company, which stock powers shall be held in escrow by the Company and used only in the event of the forfeiture of any of the Shares of Restricted Stock.

     (c) FORFEITURE. Except as otherwise determined by the Committee, no Restricted Stock shall become free of restrictions prior to the date of the first anniversary of the grant of the Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the Optionee promptly upon lapse of the period of forfeiture, as determined or modified by the Committee.

     (d) SHARE WITHHOLDING. The Committee in its sole discretion may provide that a Participant who recognizes income under the federal income tax by reason of the lapsing of restrictions on Shares of Restricted Stock may elect Share withholding pursuant to Section 6(j).

     SECTION  9.  PERFORMANCE  AWARDS.

     (a) ISSUANCE. The Committee may issue Performance Awards to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Except as provided in Section 13, Performance Awards will be paid only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

     (b) PERFORMANCE MEASURES. Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section, the attainment of which shall determine the degree of payout and/or vesting with respect to Awards, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following:

          (i) Earnings either in the aggregate or on a per-share basis, before or after taxes, before or after depreciation and amortization, and before or after interest expense;

          (ii)  Net  income  (before  or  after  taxes);

          (iii) Operating income;

          (iv)  Cash flow;

          (v)   Return measures (including return on assets, equity, or sales);

          (vi) Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

          (vii) Reductions in expense levels in each case where applicable determined either in a Company-wide basis or in respect of any one or more usiness units;

          (viii)  Net  economic  value;  or

          (ix)  Economic  value  added.

     The degree of attainment of the pre-established performance goals required for an Award and the amounts of Awards may not be adjusted after the Award is granted, except that the Committee may retain the discretion to decrease the amount of an Award.

     SECTION  10.  OTHER  STOCK  UNIT  AWARDS.

     (a) STOCK AND ADMINISTRATION. The Committee may grant other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards, which may include attainment of goals based upon the performance measures set forth in Section 9(b). The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

     (b) TERMS AND CONDITIONS. Subject to the provisions of this Plan and any applicable Award Agreement, Shares subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Shares granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

     SECTION 11. TERMINATION OF EMPLOYMENT. Except as otherwise provided in this Section, all Awards not vested shall terminate upon an employee's Termination of Employment. For purposes of this Section, a Termination of Employment occurs on the last day on which the Participant ceases to be an employee of the Company or an Affiliate.

     (a)  OPTIONS  AND  SARS.

          (i) Except as otherwise provided in this Section, upon a Participant's Termination of Employment, all Options and SARs not vested and exercisable immediately before such Termination of Employment shall terminate and no Option or SAR may be exercised after such Termination of Employment.

          (ii) If Termination of Employment occurs for a reason other than retirement, death, disability or cause, Options and SARs which were vested and exercisable immediately before such Termination of Employment shall remain exercisable for a period of 90 days following such Termination of Employment (but not for more than 10 years from the grant date of the Option) and shall then terminate.

          (iii) If Termination of Employment occurs by reason of retirement, death or disability, Options and SARs which were vested and exercisable immediately before such Termination of Employment shall remain exercisable for a period of one year following such Termination of Employment (but not for more than 10 years from the grant date of the Option) and shall then terminate.

     (b) RESTRICTED STOCK. Except as otherwise provided in this Section, upon a Participant's Termination of Employment, all Shares of Restricted Stock still subject to restrictions shall be forfeited by the Participant (and the Participant shall sign any document and take any other action required to assign such Shares back to the Company) and reacquired by the Company.

     (c)  PERFORMANCE  AWARDS:

          (i) If Termination of Employment occurs during a Performance Period for a reason other than retirement, disability or death, all Performance Awards shall be forfeited upon such Termination of Employment.

          (ii) If Termination of Employment occurs during a Performance Period by reason of retirement, disability or death, the Participant shall be entitled to payment at or after conclusion of the Performance Period in accordance with the terms of the Award of that portion of the Performance Award equal to the amount that would be payable if the Participant continued in employment for the remainder of the Performance Period multiplied by a fraction, the numerator of which is the number of days in the Performance Period preceding such Termination of Employment and the denominator of which is the total number of days in the Performance Period.

     (d) WAIVER BY COMMITTEE. Notwithstanding the foregoing provisions of this Section, the Committee may in its sole discretion as to all or part of any Award as to any Participant, at the time the Award is granted or thereafter, determine that Awards shall become exercisable or vested upon a Termination of Employment, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Employment, extend the period for exercise of Options or SARs following Termination of Employment (but not beyond 10 years from the date of grant of the Option or SAR), or provide that any Performance Award shall in whole or in part not be forfeited upon such Termination of Employment.

     SECTION  12.  TRANSFERABILITY  OF  AWARDS.

     (a) No Award shall be transferable by the Participant otherwise than upon death by will or under the applicable laws of descent and distribution; except that a Participant may, by written instrument in a manner specified by the Committee in the Award Agreement or thereafter, designate in writing a beneficiary to exercise an Option or otherwise receive payment under any Award after the death of the Participant. The Committee in its sole discretion may authorize the transfer of a Nonstatutory Stock Option for no consideration to a Permitted Transferee.

     (b) Following the transfer of an Option to a Permitted Transferee, the Permitted Transferee shall have all of the rights and obligations of the Participant to whom the Option was granted and such Participant shall not retain any rights with respect to the transferred Option, except that (i) the payment of any tax attributable to the exercise of the Option shall remain the obligation of the Participant, and (ii) the period during which the Option shall become exercisable or remain exercisable under Section 11 shall depend on the employment status of the original Optionee.

     (c) If for any reason an Option or SAR is exercised by a person other than the original Participant, or payment or distribution under any other Award is to be made to a person other than the original Participant, the person exercising or receiving payment or distribution under such Award shall, as a condition to such exercise or receipt, supply the Committee with such evidence as the Committee may reasonably require to establish the identity of such person and such person's right to exercise or receive payment or distribution under such Award.

     (d) No Award shall be assigned, negotiated or pledged in any way (whether by operation of law or otherwise) except as permitted by Section 12(a), and no Award shall be subject to execution, attachment or similar process.

     SECTION  13.  CHANGE  IN  CONTROL.

     (a) In order to maintain the Participants' rights in the event of any Change in Control of the Company, as hereinafter defined, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Award, either at the time an Award is made or any time thereafter, take any one or more of the following actions:

          (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee;

          (ii) provide for the purchase of any such Award with or without the Participant's consent for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable or exercisable or payable during a stipulated period prior to the Change of Control;

          (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations respecting a Change in Control in any Award Agreement as it may deem equitable and in the best interests of the Company.

     (b)  A  "Change  in  Control"  shall  be  deemed  to  have  occurred  if:

          (i) for any reason at any time less than 75% of the members of the Board shall be individuals who fall into any of the following categories: (A) individuals who were members of the Board on the Effective Date; or (B) individuals whose election, or nomination for election by the Company's stockholders (other than an election or nomination of an individual (an "Excluded Individual") whose initial assumption of office ins in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 under the Exchange
Act),  a "tender officer" (as such term is used in Section 14(d) of the Exchange
Act) or a proposed transaction described in (iii) below) was approved by a vote of at least 75% of the members of the Board then still in office who were members of the Board on the Effective Date; or (C) individuals (other than Excluded Individuals) whose election, or nomination for election, by the Company's stockholders, was approved by a vote of at least 75% of the members of the Board then still in office who were elected in the manner described in (A) or (B) above; or

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          (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2)
of the Exchange Act) or "group" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) shall have become after the Effective Date, according to a public announcement or filing, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more (calculated in accordance with Rule 13d-3) of the combined voting power of the Company's then outstanding voting securities; or

     (iii) the stockholders of the Company shall have approved a merger, consolidation or dissolution of the Company, or a sale, lease, exchange or disposition of all or substantially all of the Company's assets, if persons who were the beneficial owners of the combined voting power of the Company's voting securities immediately before any such merger, consolidation, dissolution, sale, lease, exchange or disposition do not immediately thereafter beneficially own, directly or indirectly, in substantially the same proportions, more than 60% of the combined voting power of the corporation resulting from any such transaction. (c) Notwithstanding any other provision of the Plan to the contrary, (i) in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology; the Committee may take any action necessary to preserve the use of pooling of interests accounting, and (ii) if the Committee determines, in its discretion exercised prior to a sale or merger of the Company (whether or not in connection with a Change in Control) that in the Committee's judgment is reasonably likely to occur, that the exercise of Awards would preclude the use of pooling-of-interests accounting ("pooling") after the consummation of such sale or merger and that such preclusion of pooling would have a material adverse effect on such sale or merger, the Committee may (A) unilaterally cancel such Awards prior to the sale or merger in consideration for reasonably equivalent value, (B) cause the Company to pay the benefit attributable to such Awards in the form of Shares if the Committee determines that such payment would not cause the transaction to become ineligible for pooling, (C) defer the payment, distribution or exercise date of any Award, or (D) substitute another form of Award of reasonably equivalent value; in each case to the extent that the Committee determines that such cancellation, payment, deferral or substitution would not cause the transaction to become ineligible for pooling; and only in each case to the minimum extent reasonably necessary to cause the transaction to become eligible for pooling.

     SECTION 14. AMENDMENTS AND TERMINATION. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted without the Participant's consent except as required to comply with securities, tax or other laws. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of any Participant without the Participant's consent, except as provided in subsection 9(b) or subsection 12(c) or except as required to comply with securities, tax or other laws. The Committee may also substitute new Awards for Awards previously granted to Participants, including previously-granted Options having higher Option prices.

     SECTION  15.  GENERAL  PROVISIONS.

     (a) The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Option or any SAR exceed a period of 10 years from the date of its grant.

     (b) No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

     (c) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless the Committee shall have executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Participant.

     (d) Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to continuance of employment by the Company or its Affiliates, nor interfere in any way with the right of the Company or its Affiliates to terminate the Participant's employment or change the Participant's compensation at any time.

     (e) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (f) Receipt of an Option or other Award shall not entitle any Participant (or Permitted Transferee) to any rights as a shareholder of the Company unless and until such Option has been exercised or such other Award shall have been paid and the Shares purchased or paid thereunder shall have been issued; provided, however, that:

          (i) Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, dividends with respect to the number of Shares covered by the Award or interest on the amount of an Award not denominated in Shares as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested; and

          (ii) The recipient of a Restricted Stock Award shall be entitled to all rights of a shareholder of the Company upon issuance of such Restricted Stock pursuant to Section 8(b) except to the extent otherwise provided in the restrictions or other provisions of the Award Agreement pursuant to which such Restricted Stock Award is made.

     (g) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

     (h) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-off or other change in corporate structure affecting the Shares, such adjustment shall be made in the aggregate number and class of Shares which may be delivered under the Plan, in the number, class and option price of Shares subject to outstanding Options granted under the Plan, and in the value of, or number or class of Shares subject to, Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any Award shall always be a whole number. The grant of Awards shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

     (i) The Company is authorized to withhold from any Award granted or payment due under the Plan or any other amount owing from the Company to the Participant (whether or not for payment of compensation) the amount of withholding taxes due with respect to an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company shall also be authorized to accept the delivery of shares by a Participant in payment for the withholding of federal, state and local taxes up to the Participant's marginal tax rates.

     (j) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

     (k) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     (l) All obligations of the Company under the Plan shall be binding on any successor to the Company.

     (m) The adoption of this Plan shall not amend or terminate the Company's previously adopted stock option plans (the "Prior Plans") or any outstanding option or other award thereunder; and the aggregate number of Shares available under Section 4 shall not be increased or reduced by Shares available under the Prior Plans as of the Effective Date.

     SECTION 16. TERM OF PLAN. No Award shall be granted pursuant to the Plan after 10 years from the Effective Date, but any Award theretofore granted may extend beyond that date.

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